EXHIBIT a(3)

                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT TO
                              CERTIFICATE OF TRUST

     This Certificate of Amendment to Certificate of Trust of Credit Suisse Commodity Plus Strategy Fund (the "Trust") is being duly executed and filed by the undersigned, as trustee of the Trust, pursuant to the Delaware Statutory Trust Act (12 Del. C.ss.3801, et. seq.).

    FIRST:  Name of Statutory Trust: Credit Suisse Commodity Plus Strategy Fund.
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    SECOND:  The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to Credit Suisse Commodity Return Strategy Fund.
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    THIRD:  This Certificate of Amendment shall be effective upon filing.



    IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 26th day of July, 2004

                                               /s/Joseph D. Gallagher
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                                               Joseph D. Gallagher
                                               Chairman of the Board and Trustee